CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Managers AMG Chicago Equity Partners Mid-Cap Fund, Managers AMG Chicago Equity Partners Balanced Fund, Managers High Yield Fund and Managers Fixed Income Fund (four of the series constituting Managers Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

April 30, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Managers Short Duration Government Fund and Managers Intermediate Duration Fund (two of the series constituting Managers Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

April 30, 2010